Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000
FOR IMMEDIATE RELEASE
Chubb Reports First Quarter Net Income per Share of $1.77;
Operating Income per Share Increases 8% to $1.65;
Combined Ratio Is 83.9%
     WARREN, New Jersey, April 24, 2008 — The Chubb Corporation [NYSE: CB] today reported that net income in the first quarter of 2008 was $664 million or $1.77 per share, compared to $710 million or $1.71 per share in the first quarter of 2007.
     Operating income, which the company defines as net income excluding after-tax realized investment gains and losses, declined 2% to $620 million from $634 million in the first quarter of 2007. Average diluted shares outstanding in the first quarter decreased to 375.8 million in 2008 from 414.3 million in 2007. As a result, operating income per share increased 8% to $1.65 in the first quarter of 2008 from $1.53 in the first quarter of 2007.
     Net written premiums for the first quarter increased 2% to $2.9 billion. Premiums for the insurance business increased 3% due to the impact of currency fluctuation on business written outside the United States; premiums were flat in the U.S. and increased 14% outside the U.S. (4% in local currencies). Premiums for the reinsurance assumed business continued to decline, reflecting the impact of the Chubb Re-Harbor Point transaction completed in December 2005.
     The first quarter combined loss and expense ratio was 83.9% in 2008, compared to 83.4% in 2007. The impact of catastrophes accounted for 1.8 percentage points of the combined ratio in the first quarter of 2008, compared to 2.5 percentage points in the first quarter of 2007. Excluding catastrophes, the first quarter combined ratio was 82.1% in 2008 and 80.9% in 2007. The expense ratio for the first quarter was 30.5% in 2008 and 30.4% in 2007.
     Property and casualty investment income after taxes for the first quarter increased 7% to $327 million in 2008 from $305 million in 2007.

     “We are pleased with Chubb’s solid first quarter performance in a competitive market environment,” said John D. Finnegan, Chairman, President and Chief Executive Officer. “These results reflect the strong underwriting discipline that has long been a hallmark of Chubb’s culture.”
     During the first quarter of 2008, Chubb repurchased 11,319,984 shares of its common stock at a total cost of $582 million. As of March 31, 2008, there were 14,792,686 shares of common stock remaining for repurchase under the current authorization.
First Quarter Operations Review
     Chubb Personal Insurance (CPI) net written premiums grew 4% in the first quarter to $877 million. CPI’s combined ratio for the quarter was 84.8%, compared to 79.3% in the first quarter of 2007. Catastrophe losses for the quarter accounted for 1.7 percentage points in 2008 and 1.3 points in 2007. Excluding catastrophe losses, CPI’s first quarter combined ratio was 83.1% in 2008 and 78.0% in 2007.
     Net written premiums for Homeowners grew 4%, and the combined ratio was 80.1%. Personal Automobile net written premiums declined 3%, and the combined ratio was 93.1%. Other Personal lines grew 13% and had a combined ratio of 93.9%.
     Chubb Commercial Insurance (CCI) net written premiums increased 3% in the first quarter to $1.3 billion. The combined ratio for the quarter was 87.2% in 2008 and 88.0% in 2007. Catastrophe losses accounted for 3.0 percentage points in the first quarter of 2008 compared to 5.0 points in the first quarter of 2007. Excluding the impact of catastrophes, CCI’s first quarter combined ratio was 84.2% in 2008 and 83.0% in 2007.
     Average first quarter renewal rates in the U.S. were down 5% for CCI, which retained 85% of the U.S. premiums that came up for renewal. In the U.S., the ratio of new to lost business was 1 to 1.
     Chubb Specialty Insurance (CSI) net written premiums grew 3% in the first quarter to $703 million. The combined ratio was 78.1%, compared to 83.1% in the first quarter of 2007.
     Professional Liability (PL) net written premiums grew 1%, and the business had a combined ratio of 83.7%. Average first quarter renewal rates in the U.S. were down 4% for PL, which retained 89% of the U.S. premiums that came up for renewal. In the U.S., the ratio of new to lost business was 1.5 to 1.

     Surety net written premiums were up 18%, and the combined ratio was 30.8%.
Webcast Conference Call to be Held Today at 5 P.M.
     Chubb’s senior management will discuss the company’s first quarter performance with investors and analysts today, April 24th, at 5 P.M. Eastern Daylight Time. The conference call will be webcast live on the Internet at http://www.chubb.com and archived later in the day for replay.
About Chubb
     Founded in 1882, the Chubb Group of Insurance Companies provide property and casualty insurance for personal and commercial customers worldwide through 8,500 independent agents and brokers. Chubb’s global network includes branches and affiliates throughout North America, Europe, Latin America, Asia and Australia.
     Chubb’s Supplementary Investor Information Report has been posted on its Internet site at http://www.chubb.com.
     All financial results in this release and attachments are unaudited.

For further information contact:	Investors:	Glenn A. Montgomery
(908) 903-2365

	Media:	Mark E. Greenberg
(908) 903-2682

Definitions of Key Terms
Operating Income
Operating income, a non-GAAP financial measure, is net income excluding after-tax realized investment gains and losses. Management uses operating income, among other measures, to evaluate its performance because the realization of investment gains and losses in any given period is largely discretionary as to timing and can fluctuate significantly, which could distort the analysis of trends.
Underwriting Income (Loss)
Management evaluates underwriting results separately from investment results. The underwriting operations consist of four separate business units: personal insurance, commercial insurance, specialty insurance and reinsurance assumed. Performance of the business units is measured based on statutory underwriting results. Statutory accounting principles applicable to property and casualty insurance companies differ in certain respects from generally accepted accounting principles (GAAP). Under statutory accounting principles, policy acquisition and other underwriting expenses are recognized immediately, not at the time premiums are earned. Statutory underwriting income (loss) is arrived at by reducing premiums earned by losses and loss expenses incurred and statutory underwriting expenses incurred.
Management uses underwriting results determined in accordance with GAAP, among other measures, to assess the overall performance of the underwriting operations. To convert statutory underwriting results to a GAAP basis, policy acquisition expenses are deferred and amortized over the period in which the related premiums are earned. Underwriting income (loss) determined in accordance with GAAP is defined as premiums earned less losses and loss expenses incurred and GAAP underwriting expenses incurred.
Property and Casualty Investment Income After Income Tax
Management uses property and casualty investment income after income tax, a non-GAAP financial measure, to evaluate its investment performance because it reflects the impact of any change in the proportion of the investment portfolio invested in tax exempt securities and is therefore more meaningful for analysis purposes than investment income before income tax.
Book Value per Common Share with Available-for-Sale Fixed Maturities at Amortized Cost
Book value per common share represents the portion of consolidated shareholders’ equity attributable to one share of common stock outstanding as of the balance sheet date. Consolidated shareholders’ equity includes, as part of accumulated other comprehensive income, the after-tax appreciation or depreciation on the Corporation’s available-for-sale fixed maturities, which are carried at fair value. The appreciation or depreciation on available-for-sale fixed maturities is subject to fluctuation due to changes in interest rates and therefore could distort the analysis of trends. Management believes that book value per common share with available-for-sale fixed maturities at amortized cost, a non-GAAP financial measure, is an important measure of the underlying equity attributable to one share of common stock.
Combined Loss and Expense Ratio or Combined Ratio
The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability. Management uses the combined loss and expense ratio calculated in accordance with statutory accounting principles applicable to property and casualty insurance companies to evaluate the performance of the underwriting operations. It is the sum of the ratio of losses and loss expenses to premiums earned (loss ratio) plus the ratio of statutory underwriting expenses to premiums written (expense ratio) after reducing both premium amounts by dividends to policyholders.

FORWARD-LOOKING INFORMATION
     In the conference call identified above and otherwise, we may make statements regarding our results of operations, financial condition and other matters that are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on Chubb. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in Chubb’s public filings with the Securities and Exchange Commission and those associated with:
•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•	the effects of the outbreak or escalation of war or hostilities;

•	premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	the ability to retain existing business;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves, including:
-	our expectations relating to reinsurance recoverables;

-	the willingness of parties, including us, to settle disputes;

-	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability, in particular, for asbestos, toxic waste and other mass tort claims;

-	development of new theories of liability;

-	our estimates relating to ultimate asbestos liabilities;

-	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses; and

-	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;
•	the availability and cost of reinsurance coverage;

•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that file for bankruptcy or otherwise experience deterioration in creditworthiness;

•	the effects of disclosures by, and investigations of, companies relating to possible accounting irregularities, practices in the financial services industry, investment losses or other corporate governance issues, including:
-	claims and litigation arising out of stock option “backdating,” “spring loading” and other option grant practices by public companies;

-	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

-	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

-	claims and litigation arising out of practices in the financial services industry;

-	claims and litigation relating to uncertainty in the credit and broader financial markets; and

-	legislative or regulatory proposals or changes;
•	the effects of changes in market practices in the U.S. property and casualty insurance industry, in particular contingent commissions and loss mitigation and finite reinsurance arrangements, arising from any legal or regulatory proceedings, related settlements and industry reform, including changes that have been announced and changes that may occur in the future;

•	the impact of legislative and regulatory developments on our business, including those relating to terrorism and catastrophes;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	general economic and market conditions including:
-	changes in interest rates, market credit spreads and the performance of the financial markets;

-	the effects of inflation;

-	changes in domestic and foreign laws, regulations and taxes;

-	changes in competition and pricing environments;

-	regional or general changes in asset valuations;

-	the inability to reinsure certain risks economically; and

-	changes in the litigation environment; and
•	our ability to implement management’s strategic plans and initiatives.
Chubb assumes no obligation to update any forward-looking information set forth in this document, which speak as of the date hereof.

THE CHUBB CORPORATION
SUPPLEMENTARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31
	2008	2007
	(in millions)
PROPERTY AND CASUALTY INSURANCE
Underwriting
Net Premiums Written	$2,936	$2,867
Decrease in Unearned Premiums	40	118

Premiums Earned	2,976	2,985

Losses and Loss Expenses	1,584	1,580
Operating Costs and Expenses	894	870
Decrease (Increase) in Deferred Policy Acquisition Costs	(13)	3
Dividends to Policyholders	9	5

Underwriting Income	502	527

Investments
Investment Income Before Expenses	418	392
Investment Expenses	8	11

Investment Income	410	381

Other Income	3	3

Property and Casualty Income	915	911

CORPORATE AND OTHER	(54)	(27)

CONSOLIDATED OPERATING INCOME BEFORE INCOME TAX	861	884

Federal and Foreign Income Tax	241	250

CONSOLIDATED OPERATING INCOME	620	634

REALIZED INVESTMENT GAINS AFTER INCOME TAX	44	76

CONSOLIDATED NET INCOME	$664	$710

PROPERTY AND CASUALTY INVESTMENT INCOME AFTER INCOME TAX	$327	$305

	Three Months Ended
	March 31
	2008	2007
OUTSTANDING SHARE DATA
(in millions)
Average Common and Potentially Dilutive Shares	375.8	414.3
Actual Common Shares at End of Period	365.5	401.5

DILUTED EARNINGS PER SHARE DATA
Operating Income	$1.65	$1.53
Realized Investment Gains	.12	.18

Net Income	$1.77	$1.71

Effect of Catastrophes	$(.09)	$(.12)

	Mar. 31	Dec. 31	Mar. 31
	2008	2007	2007
BOOK VALUE PER COMMON SHARE	$39.25	$38.56	$34.55

BOOK VALUE PER COMMON SHARE,
with Available-for-Sale Fixed Maturities at Amortized Cost	38.47	37.87	34.28
PROPERTY AND CASUALTY UNDERWRITING RATIOS
THREE MONTHS ENDED MARCH 31

	2008	2007
Losses and Loss Expenses to Premiums Earned	53.4%	53.0%
Underwriting Expenses to Premiums Written	30.5	30.4

Combined Loss and Expense Ratio	83.9%	83.4%

Effect of Catastrophes on Combined Loss and Expense Ratio	1.8%	2.5%
PROPERTY AND CASUALTY LOSSES AND LOSS EXPENSES COMPONENTS
THREE MONTHS ENDED MARCH 31

	2008	2007
	(in millions)
Paid Losses and Loss Expenses	$1,304	$1,460
Increase in Unpaid Losses and Loss Expenses	280	120

Total Losses and Loss Expenses	$1,584	$1,580

PROPERTY AND CASUALTY PRODUCT MIX
THREE MONTHS ENDED MARCH 31

	Net Premiums Written			Combined Loss and
			% Increase	Expense Ratios
	2008	2007	(Decrease)	2008	2007
	(in millions)
Personal Insurance
Automobile	$142	$147	(3)%	93.1%	95.4%
Homeowners	539	520	4	80.1	71.1
Other	196	173	13	93.9	93.1

Total Personal	877	840	4	84.8	79.3

Commercial Insurance
Multiple Peril	295	307	(4)	78.4	83.3
Casualty	460	441	4	92.4	94.3
Workers’ Compensation	248	257	(4)	82.9	77.3
Property and Marine	337	301	12	93.1	93.2

Total Commercial	1,340	1,306	3	87.2	88.0

Specialty Insurance
Professional Liability	604	597	1	83.7	89.0
Surety	99	84	18	30.8	31.4

Total Specialty	703	681	3	78.1	83.1

Total Insurance	2,920	2,827	3	84.1	84.1

Reinsurance Assumed	16	40	(60)	*	*

Total	$2,936	$2,867	2	83.9	83.4

*	Combined loss and expense ratios are no longer presented for Reinsurance Assumed since this business is in run-off.